Exhibit 99.3

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V26834-S78000 HEALTHPEAK PROPERTIES, INC. 4600 SOUTH SYRACUSE STREET SUITE 500 DENVER, CO 80237 HEALTHPEAK PROPERTIES, INC. The Board of Directors recommends you vote "FOR" proposals 1, 2, and 3. 2. A proposal to approve an amendment to the charter of Healthpeak (the “Healthpeak Charter”) to increase the authorized shares of Healthpeak common stock from a total of 750,000,000 to 1,500,000,000 shares, as set forth in the form of Articles of Amendment to the Healthpeak Charter attached as Annex D to the accompanying joint proxy statement/prospectus (the “Healthpeak Charter Amendment Proposal”). 3. A proposal to approve the adjournment of the Healthpeak special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Healthpeak Common Stock Issuance Proposal and/or Healthpeak Charter Amendment Proposal if there are insufficient votes at the time of such adjournment to approve such proposals. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. A proposal to approve the issuance of Healthpeak Properties, Inc. ("Healthpeak") common stock, par value $1.00 per share (“Healthpeak common stock"), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of October 29, 2023, by and among Healthpeak, Physicians Realty Trust and certain of their subsidiaries (the “Healthpeak Common Stock Issuance Proposal”). For Against Abstain ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PEAK2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed on your proxy card available and then follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting. Have the information that is printed on your proxy card available when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V26835-S78000 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at http://materials.proxyvote.com/Healthpeak. You can also view these materials at www.proxyvote.com by using the 16-digit control number provided on this proxy card. virtually at www.virtualshareholdermeeting.com/PEAK2024SM HEALTHPEAK PROPERTIES, INC. SPECIAL MEETING OF STOCKHOLDERS Wednesday, February 21, 2024 9:30 a.m. Mountain Time This proxy is solicited by the Board of Directors for use at the Special Meeting on February 21, 2024. By signing this proxy, the undersigned stockholder hereby appoints Katherine M. Sandstrom and Scott M. Brinker, and each of them, with full power of substitution, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all shares of common stock of Healthpeak Properties, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held virtually on Wednesday, February 21, 2024, at 9:30 a.m. Mountain Time, or any adjournments or postponements thereof. This proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned. If no choice is specified, the proxy (if signed) will be voted "FOR" Proposals 1, 2, and 3. The shares entitled to be voted by the undersigned will be cast in the discretion of the proxies named above on any other matter that may properly come before the meeting or any adjournments or postponements thereof. Continued and to be signed on the reverse side